Exhibit 99.2

CT Communications, Inc.
Supplemental Information
Fourth Quarter 2004

ILEC – Concord Telephone

	4Q 2004	4Q 2003	% Change
Cap Ex as % of Revenue	27.9%	13.7%
Business Access Lines	28,710	29,137	(1.5%)
Residential Access Lines	84,206	86,401	(2.5%)
Gross Adds	2,588	3,081	(16.0%)
Disconnects	3,400	3,758	(9.5%)
Net Adds/(Losses)	(812)	(677)	19.9%
Monthly Churn Rate	1.0%	1.1%
Long Distance Penetration	75.1%	73.3%
DSL Penetration of ILEC Lines	10.9%	7.9%

CLEC – CTC Exchange Services

	4Q 2004	4Q 2003	% Change
Cap Ex as % of Revenue	5.4%	6.0%
T-1/PRI Facility Based Lines	17,314	16,327	6.0%
B-1/R-1 Facility Based Lines	8,415	8,163	3.1%
Resale and UNE-P Lines	5,989	5,000	19.8%
Gross Adds	1,440	1,836	(21.6%)
Disconnects	916	1,102	(16.9%)
Net Adds/(Losses)	524	734	(28.6%)
Monthly Churn Rate	1.0%	1.3%
CLEC LD Lines	19,997	17,338	15.3%
Out of Area LD Only Lines	3,726	3,578	4.1%
LD Penetration of CLEC Lines	63.0%	58.8%

Greenfield

	4Q 2004	4Q 2003	% Change
Cap Ex as % of Revenue	97.1%	84.8%
Business Lines	4,297	3,863	11.2%
Residential Lines	8,678	6,232	39.2%
Gross Adds	1,419	1,512	(6.2%)
Disconnects	728	526	38.4%
Net Adds/(Losses)	691	986	(29.9%)
Monthly Churn Rate	1.9%	1.8%
Greenfield LD Lines	6,877	4,806	43.1%
LD Penetration of Grfld. Lines	53.0%	47.6%
DSL Penetration of Grfld. Lines	12.2%	10.1%

Wireless – CTC Wireless

	4Q 2004	4Q 2003	% Change
Cap Ex as % of Revenue	3.6%	1.9%
Gross Adds	4,458	4,125	8.1%
Disconnects	2,474	2,445	1.2%
Net Adds/(Losses)	1,984	1,680	18.1%
Monthly Churn Rate	2.0%	2.2%
Subscriber Monthly ARPU	$41.86	$44.09	(5.1%)
Cell Sites	80	79	1.3%

Internet & Data – CTC Internet Services

	4Q 2004	4Q 2003	% Change
Cap Ex as % of Revenue	10.9%	17.4%
DSL Net Adds/(Losses)	1,410	592	138.2%
Dial-Up Net Adds/(Losses)	(645)	(697)	(7.5%)
High Speed Net Adds/(Losses)	45	9	400.0%